EXHIBIT 10.1

Investment Management Agreement

Between

ALLSTATE INVESTMENTS, LLC

And

ALIC REINSURANCE COMPANY

This Agreement made and effective as of July 1, 2005, between ALLSTATE INVESTMENTS, LLC, a Delaware limited liability company (“ALLSTATE INVESTMENTS”), and ALIC REINSURANCE COMPANY, a special purpose financial captive insurance company organized under the laws of the State of South Carolina (“ALIC Re”).

WITNESSETH:

WHEREAS, ALIC Re desires that ALLSTATE INVESTMENTS furnish or cause to be furnished certain services and facilities; and

WHEREAS, ALLSTATE INVESTMENTS desires to furnish or cause to be furnished certain services and facilities subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, it is agreed as follows:

ARTICLE 1

INVESTMENT MANAGEMENT SERVICES

1.1                                 Appointment.  ALIC Re hereby engages ALLSTATE INVESTMENTS as the investment manager of the investment assets (the “Trust Assets”) transferred by ALIC Re to The Bank of New York as Trustee (“Trustee”) under the Trust Agreement dated as of July 1, 2005 (the “Trust Agreement”) and grants ALLSTATE INVESTMENTS the power and authority to advise, manage, and direct the investment and reinvestment of such assets for the period and on the terms and conditions set forth herein.  Such activities shall be conducted subject to and in accordance with the investment objectives, restrictions, and strategies set forth in the Investment Policy and Plan (the “Policy”) adopted by the Board of Directors of ALIC Re, and in accordance with such other limitations and guidelines as may be established from time to time for such assets by such Board (such investment objectives, restrictions, strategies, limitations, and guidelines herein referred to collectively as the “Investment Guidelines”); provided, however, that the Policy and the Investment Guidelines shall in all events be in accordance with the terms and conditions of the Trust Agreement.  ALLSTATE INVESTMENTS hereby accepts such responsibility and agrees during such period to render the services and to assume the obligations herein set forth, all as more fully described in Exhibit A, attached hereto (the “Services”).  ALIC Re may from time to time reach agreement with ALLSTATE INVESTMENTS that only certain of the listed Services will be provided.

1.2                                 Charges and Expenses.  ALIC Re agrees to pay ALLSTATE INVESTMENTS a fee for the Services equal to ALLSTATE INVESTMENTS’ actual cost of managing the Trust Assets, including the provision of all administrative, reporting or other services required to manage such assets and provide the Services.   To the extent any of ALLSTATE INVESTMENTS’ costs are determined by allocations from ALIC Re, the allocation shall be made in accordance with the general provisions of the NAIC expense classification and allocation guidelines applicable to all inter-company allocations among The Allstate Corporation and its insurance affiliates.   All brokerage commissions and other direct transaction charges payable to third parties shall be in addition to any fees payable to ALLSTATE INVESTMENTS for Services and may be paid from the Trust Assets or may be paid by ALLSTATE INVESTMENTS and reimbursed by ALIC Re.

1.3                                 Payment.  ALLSTATE INVESTMENTS will charge ALIC Re for the Services via the monthly expense allocation process, and payments will be through the monthly intercompany settlement process. The process will be completed by personnel of ALLSTATE INVESTMENTS and ALIC Re in the most timely and effective method available.

ARTICLE 2

MISCELLANEOUS PROVISIONS

2.1                                 Scope of Services.  The scope of, and the manner in which, ALLSTATE INVESTMENTS provides the Services to ALIC Re shall be reviewed periodically by ALLSTATE INVESTMENTS and ALIC Re.

2.2                                 Standard of Performance.  ALLSTATE INVESTMENTS shall discharge its duties hereunder at all times in good faith and with that degree of prudence, diligence, care and skill which a prudent person rendering services as an institutional investment manager would exercise under similar circumstances.  The provisions of this Agreement shall not be interpreted to imply any obligation on the part of ALLSTATE INVESTMENTS to observe any standard of care other than as set forth in this Section 2.2.

2.3                                 Books and Records.  Upon reasonable notice, and during normal business hours, ALIC Re shall be entitled to, at its own expense, inspect records that pertain to the computation of charges for the Services.  ALLSTATE INVESTMENTS shall at all times maintain correct and complete books, records and accounts of all Services.  ALIC Re shall have unconditional right of ownership of any records prepared on its behalf under this Agreement.  ALLSTATE INVESTMENTS shall maintain and make available for review by any regulator having jurisdiction over ALIC Re, documentation showing the calculation of all such charges.  ALIC Re may request a review of such charges for the

2

Services and such review will occur promptly thereafter.

2.4                                 Liability of ALLSTATE INVESTMENTS.  In the absence of ALLSTATE INVESTMENTS’ willful or negligent misconduct (or the willful or negligent misconduct of its officers, directors, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with ALLSTATE INVESTMENTS or retained by it to perform or assist in the performance of its obligations under this Agreement), neither ALLSTATE INVESTMENTS nor any of its officers, directors, employees or agents shall be subject to liability to ALIC Re for any act or omission in the course of, or connected with, rendering the Services hereunder.

2.5                                 Independent Contractor.  ALLSTATE INVESTMENTS shall for all purposes be deemed to be an independent contractor.  All persons performing duties hereunder at all times during the term of this Agreement shall be under the supervision and control of ALLSTATE INVESTMENTS and shall not be deemed employees of ALIC Re as a result of this Agreement and the Services provided hereunder. ALLSTATE INVESTMENTS shall have no power or authority to bind ALIC Re or to assume or create an obligation or responsibility, express or implied, on behalf of ALIC Re, nor shall it represent to anyone that it has such power or authority, except as expressly provided in this Agreement.  Nothing in this Agreement shall be deemed to create a partnership between or among the parties, whether for purposes of taxation or otherwise.

2.6                                 Assignment.  ALLSTATE INVESTMENTS shall not assign its obligations or rights under this Agreement without the written consent of ALIC Re.   ALLSTATE INVESTMENTS may terminate this Agreement in its entirety, and ALIC Re may cancel its participation in the arrangements under this Agreement, each by giving six months written notice to the other party to this Agreement; provided, however, that in the event that ALIC Re ceases to be an affiliate of ALLSTATE INVESTMENTS, this Agreement shall terminate immediately.  Under no circumstances will the initial term, or any renewal term, of this Agreement exceed five (5) years.

2.7                                 Notices.  All communications provided for hereunder shall be in writing, and if to ALIC Re, mailed or delivered to ALIC Re at its office at the address listed in ALIC Re’s Statutory Annual Statement Blank, Attention: Secretary or addressed to any party at the address such party may hereafter designate by written notice to the other parties.

2.8                                 Counterpart Signatures. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year above written.

Allstate Investments, LLC

By:	/s/ Eric A. Simonson
Name:	Eric A. Simonson
Title:	Chairman of the Board,
President and Chief
Investment Officer
Date:	7/8/05

ALIC Reinsurance Company

By:	/s/ John C. Pintozzi
Name:	John C. Pintozzi
Title:	Chairman of the Board
and President
Date:	7/8/05

4

Exhibit A

INVESTMENT SERVICES

A.                                   Appointment.  This Exhibit A details the Services to be provided by ALLSTATE INVESTMENTS pursuant to the Investment Management Agreement between ALLSTATE INVESTMENTS and ALIC Re to which this Exhibit A is attached.  For purposes of this Exhibit A, the trust account created under the Trust Agreement will be referred to as the “Account”.

B.                                     ALLSTATE INVESTMENTS as Agent.  ALLSTATE INVESTMENTS shall be granted and shall exercise full investment discretion and authority to direct the Trustee in buying, selling or otherwise disposing of or managing the Trust Assets and in the performance of the services rendered hereunder, and shall do so as ALIC Re’s agent only, subject to ALLSTATE INVESTMENTS’ adherence to the Policies and Investment Guidelines.  ALIC Re hereby authorizes ALLSTATE INVESTMENTS to exercise all such powers with respect to the Trust Assets as may be necessary or appropriate for the performance by ALLSTATE INVESTMENTS of its obligations under this Agreement, subject to the supervision of the Board of Directors of ALIC Re (the “Board”), and any limitations contained herein.

C.                                     Investment Advisory Services.  In furtherance of the foregoing, and in carrying out its obligations to manage the investment and reinvestment of the Trust Assets, ALLSTATE INVESTMENTS shall, as appropriate and consistent with the Investment Guidelines:

(a) perform research and obtain and evaluate such information relating to the economics, industries, businesses, markets, new investment structures, techniques, practices, and financial data as ALLSTATE INVESTMENTS deems appropriate in the discharge of its duties under this Agreement;  (b) consult with and furnish to the Board recommendations with respect to overall investment strategies for the Trust Assets;  (c) seek out and implement specific investment opportunities, consistent with such overall investment strategies approved by the Board, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments and managing the investment of the Trust Assets; (d) regularly report to the Board with respect to the implementation of investment strategies and any other activities in connection with management of the Trust Assets, including furnishing to the Board, within 45 days after the end of each quarter, a report concerning investment activity during the quarter; (e) maintain all required accounts, records, memoranda, instructions or authorizations relating to the acquisition or disposition the Trust Assets; (f) determine the securities to be purchased or sold by the Trustee and direct the Trustee to place orders either directly with the issuer, with any broker-dealer or underwriter that specializes in the securities for which the order is made, or with any other broker or dealer that ALLSTATE INVESTMENTS selects; and (g) perform the services hereunder in a manner consistent with investment objectives and policies of ALIC Re as detailed in the respective Investment Guidelines, as amended from time to time, and in compliance, as appropriate, with the applicable provisions of the insurance laws and regulations of ALIC Re’s domicile, as amended, and any other applicable laws.

D.                                    Allocation of Brokerage.  ALLSTATE INVESTMENTS is authorized in its sole discretion to select the brokers or dealers that will execute the purchases and sales of securities for the Account.  In making such selection, ALLSTATE INVESTMENTS shall use its best efforts to obtain for the Account the most favorable net price and execution available, taking into account all appropriate factors, including price, dealer spread or commission, if any, and size and difficulty of the transaction.  If, in the judgment of ALLSTATE INVESTMENTS, ALIC Re would be benefited by supplemental investment research, ALLSTATE INVESTMENTS is authorized, but not obligated, to select brokers or dealers on the basis of research information, materials, or services they could furnish to ALLSTATE INVESTMENTS for potential use in supplementing ALLSTATE INVESTMENTS’ own information and in making investment decisions for the Account.  The expenses of ALLSTATE INVESTMENTS and the charges to ALIC Re may not necessarily be reduced as a result of receipt of such supplemental information.  Subject to the above requirements, nothing shall prohibit ALLSTATE INVESTMENTS from selecting brokers or dealers with which it or ALIC Re is affiliated.

E.                                      Service to Other Clients.  ALIC Re acknowledges that ALLSTATE INVESTMENTS may perform services for clients other than ALIC Re that are similar to the services to be performed pursuant to this Agreement, and that ALLSTATE INVESTMENTS is free to do so provided that its services pursuant to this Agreement are not in any way impaired.  ALIC Re agrees that ALLSTATE INVESTMENTS may provide investment advice to any of its other clients that may differ from advice given to ALIC Re, or take action with respect to assets owned by it or its other clients that may differ from the action taken with respect to the Account, so long as ALLSTATE INVESTMENTS, to the extent reasonable and practicable, allocates investment opportunities to each account managed by it on a fair and equitable basis relative to ALLSTATE INVESTMENTS’ other clients.  It is understood that ALLSTATE INVESTMENTS shall have no obligation to purchase or sell, or to recommend for purchase or sale for the Account, any security that ALLSTATE INVESTMENTS, its affiliates, employees or agents may purchase or sell for its or their own accounts or for the account of any other client, if, in the opinion of ALLSTATE INVESTMENTS, such transaction or investment appears unsuitable, impractical or undesirable for the Account.  It is agreed that ALLSTATE INVESTMENTS may use any supplemental investment research obtained for the benefit of ALIC Re in providing investment advice to its other clients or its own accounts.  Conversely, such supplemental information obtained by the placement of business for ALLSTATE INVESTMENTS or other entities advised by ALLSTATE INVESTMENTS will be considered by and may be useful to ALLSTATE INVESTMENTS in carrying out its obligations to ALIC Re.

F.                                      Allocation of Trades.  It is acknowledged that securities held in the Account may also be held by separate investment accounts or other funds for which

ALLSTATE INVESTMENTS may act as a manager.  If purchases or sales of securities for ALIC Re or other entities for which ALLSTATE INVESTMENTS acts as investment manager arise for consideration at or about the same time, ALIC Re agrees that ALLSTATE INVESTMENTS may make transactions in such securities, insofar as feasible, for the respective entities in a manner deemed equitable to all.  To the extent that transactions on behalf of more than one client of ALLSTATE INVESTMENTS during the same period may increase the demand for securities being purchased or the supply of securities being sold, ALIC Re recognizes that there may be an adverse effect on price.

It is agreed that, on occasions when ALLSTATE INVESTMENTS deems the purchase or sale of a security to be in the best interests of an Allstate affiliate as well as other accounts or companies, it may, to the extent permitted by applicable laws and regulations, but will not be obligated to, aggregate the securities to be so sold or purchased for such Allstate affiliate with those to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions.  In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by ALLSTATE INVESTMENTS in the manner it considers to be most equitable and consistent with its obligations to such Allstate affiliate and to such other accounts or companies.  ALIC Re recognizes that in some cases this procedure may adversely affect the size of the position obtainable for ALIC Re.

G.                                     Contracts; Authorized Signatories.  ALLSTATE INVESTMENTS shall have the full power, right and authority, as ALIC Re’s agent, in accordance with this Agreement and the Investment Guidelines, to negotiate and apply for and direct the Trustee to enter into, execute, deliver, amend, modify and/or terminate legal documents of every kind and nature relating to or required by the investment of the Trust Assets.  All such documents will be entered into in the name of the Trustee and all such documents shall be legally binding on the Trustee and ALIC Re. Those certain employees and officers of ALLSTATE INVESTMENTS who are authorized to execute transactions and sign documentation pursuant to the policies and procedures adopted pursuant to authorization of the ALLSTATE INVESTMENTS’ Board of Directors, as they may be amended from time to time, shall also be authorized to the same extent to direct the Trustee to execute transactions and sign documentation on behalf of ALIC Re in connection with transactions entered into on behalf of the Account pursuant to this Agreement.

H.                                    Compliance with Legal Requirements.  ALLSTATE INVESTMENTS shall make all reasonable efforts to comply with and cause to be complied with all applicable laws, rules, and regulations of ALIC Re’s domicile, and any federal, state or municipal authority governing this Agreement, the services rendered hereunder, the Account and the assets held therein.  Without limiting the foregoing, ALLSTATE INVESTMENTS shall comply with all securities laws and other laws applicable to the services provided under this Agreement.

I.                                         Transaction Procedures.  The Trust Assets are or will be held in trust by the Trustee pursuant to the Trust Agreement.  ALLSTATE INVESTMENTS shall not act as trustee or custodian of the Trust Assets and shall not, under any circumstances, have or be deemed to have ownership, custody or physical control of any of the Trust Assets.  ALLSTATE INVESTMENTS may, however, issue instructions to, and communicate with, the Trustee for the Account as may be necessary and appropriate in connection with provision of its services pursuant to this Agreement.  At the option of ALLSTATE INVESTMENTS, instructions by ALLSTATE INVESTMENTS to the Trustee may be made orally or by computer, electronic instruction systems or telecommunications terminals.  ALLSTATE INVESTMENTS will confirm that the Trustee has effected such instructions either by access to the Trustee’s computerized identification system or by telephonic confirmation.  The Trustee will confirm with ALLSTATE INVESTMENTS receipt of trade instructions orally or by computer for the Account.  ALLSTATE INVESTMENTS will instruct all brokers, dealers and counterparties executing orders with respect to the Trust Assets to forward to ALLSTATE INVESTMENTS copies of all confirmations.

J.                                        Recordkeeping.  ALLSTATE INVESTMENTS shall keep and maintain an accurate and detailed accounting of each transaction concerning the Trust Assets and of all receipts, disbursements, and other transactions relating to the purchase and sale transactions arising hereunder.  ALLSTATE INVESTMENTS agrees to preserve such records for the greater of (i) six years; (ii) the required period pursuant to the insurance laws of ALIC Re’s domicile and related regulations; or (iii) such other time period that ALIC Re may from time to time request.  ALLSTATE INVESTMENTS acknowledges that all such records shall be the property of ALIC Re and shall be made available, within five (5) business days of receipt of a written request, to ALIC Re, its accountants, auditors or other representatives of ALIC Re for inspection and/or copying (at ALIC Re’s expense) during regular business hours.  In addition, ALLSTATE INVESTMENTS shall provide any materials, reasonably related to the investment advisory services provided hereunder, as may be reasonably requested in writing by the directors or officers of ALIC Re, or as may be required by any governmental agency with jurisdiction hereunder.

ALLSTATE INVESTMENTS further agrees to prepare and furnish to ALIC Re and to other persons designated by ALIC Re, at such regular intervals and other times as may be specified by ALIC Re from time to time (i) such balance sheets, income and expense statements and other financial statements and reports, and (ii) such other statements, reports and information, in each case, regarding the Trust Assets as ALIC Re shall from time to time reasonably require.

In the event of termination of this Agreement for any reason, all such records or copies thereof shall be returned promptly to ALIC Re, free from any claim or retention of rights by ALLSTATE INVESTMENTS.